Exhibit 10.14

KATAPULT HOLDINGS, INC.

2026 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Katapult Holdings, Inc., a Delaware corporation (the “Company”) has granted to you (the “Participant”) the number of restricted stock units (“RSUs”) specified and on the terms set forth below in consideration of your Services, each of which represents the right to receive one share of Stock (the “RSU Award’’). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2026 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) and the Restricted Stock Unit Award Agreement (the “RSU Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the RSU Agreement shall have the meanings set forth in the Plan or the RSU Agreement.

Participant:

Date of Grant:

Number of RSUs:

Vesting Schedule:

Except as provided in the RSU Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of vested RSUs (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of RSUs by the “Vested Percentage” determined as of such date, as follows:

Vested Percentage

Prior to 6-month anniversary of Date of Grant 0%

On 6-month anniversary of Date of Grant 25%

On first anniversary of Date of Grant 50%

On 18-month anniversary of Date of Grant 75%

On second anniversary of Date of Grant 100%

Notwithstanding the foregoing or anything to the contrary in the Plan, the vesting of the RSUS may accelerate as follows:

(i)          Upon a Participant’s Involuntary Termination, a Number of RSUs shall become vested on the date of such termination equal to the Number of RSUs that would become vested on the vesting date following such termination of employment if the Participant’s employment had not terminated.

(ii)         Upon the Participant’s Involuntary Termination or the Participant’s resignation of the Participant’s employment with the Company and all Affiliates and subsidiaries of the Company for Good Reason, in each case, with the two-year period following the effective date of a Change in Control, then the unvested portion of the RSUs shall become fully vested as of the date of such termination of employment.

For purposes of this Grant Notice, the terms “Involuntary Termination,” “Good Reason” and “Change in Control” referenced above shall have the meanings set forth in the Executive Severance Pay Plan of Katapult Holdings, Inc., as it may be amended from time to time.

Issuance Schedule:	One share of Stock will be issued for each RSU which vests at the time set forth in Section 3.2 of the RSU Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the RSU Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the RSU Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the RSU Agreement and the Plan, and hereby accepts the RSUs subject to all of their terms and conditions.

KATAPULT HOLDINGS, INC.		PARTICIPANT

By:
	[Officer Name]	Signature
[Officer Title]

Date

ATTACHMENTS: 2026 Equity Incentive Plan, Restricted Stock Unit Award Agreement, and Plan Prospectus

KATAPULT HOLDINGS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Katapult Holdings, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “RSU Agreement”) is attached a number of restricted stock units (“RSUs”) upon the terms and conditions set forth in the Grant Notice and this RSU Agreement, each of which represents the right to receive one share of Stock. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Katapult Holdings, Inc. 2026 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this RSU Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable on vesting and settlement of the RSUs (the “Plan Prospectus”), (b) accepts the award of RSUs, subject to all of the terms and conditions of the Grant Notice, this RSU Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this RSU Agreement or the Plan.

1.	Definitions and Construction.

1.1            Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2            Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this RSU Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Administration.

All questions of interpretation concerning the Grant Notice, this RSU Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	Vesting and Settlement of the RSUs.

3.1            Vesting. The RSUs will vest as provided in the Grant Notice.

3.2            Settlement. Subject to Section 3.3, each RSU will be settled by delivery to the Participant of one share of Stock within thirty (30) days following vesting. The Committee may, in its sole discretion, deliver cash in lieu of all or any portion of the shares of Stock otherwise deliverable in respect of the RSUs in an amount equal to such number of shares of Stock multiplied by the Fair Market Value of a share of Stock on the date when such shares would otherwise have been issued, as determined by the Committee.

3.3            Tax Withholding.

(a)            In General. At the time the RSUs are vested, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the vesting and settlement of RSUs. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

(b)            Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon vesting or settlement of the RSUs by deducting from the shares of Stock otherwise issuable to the Participant upon such vesting and settlement a number of whole shares having a fair market value, as determined by the Company as of the date of vesting or settlement, not in excess of the amount of such tax withholding obligations determined by the applicable maximum individual statutory withholding rates (or such lesser amount if use of such rates would result in liability classification of the RSUs under generally accepted accounting principles in the United States). Any determination by the Company with respect to whether to permit the withholding of shares of Stock to satisfy the tax withholding obligations shall be made by the Committee if the Participant is subject to Section 16 of the Exchange Act.

3.4            Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the RSUs. Except as provided by the preceding sentence, a certificate for the shares as to which the RSUs are settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5            Restrictions on Grant of the RSUs and Issuance of Shares. The grant of the RSUs and the issuance of shares of Stock upon vesting or settlement of the RSUs shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The RSUs may not be settled if the issuance of shares of Stock upon settlement would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the RSUs may not be settled unless (i) a registration statement under the Securities Act shall at the time of settlement of the RSUs be in effect with respect to the shares issuable upon settlement of the RSUs or (ii) in the opinion of legal counsel to the Company, the shares issuable upon settlement of the RSUs may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE RSUS MAY NOT BE SETTLED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE RSUS MAY NOT BE SETTLED EVEN THOUGH THE RSUS ARE VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the vesting or settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.	Nontransferability of the RSUs.

The RSUs shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

5.	Effect of Termination of Service.

5.1            Termination Generally. The RSUs shall terminate immediately upon the Participant’s termination of Service to the extent that the RSUs are then unvested.

5.2            Termination for Cause. Notwithstanding any other provision of this RSU Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service the Participant engages in any act that would constitute Cause, the RSUs, whether vested or unvested, shall terminate in their entirety upon such termination of Service or act.

5.3            Breach of Restrictive Covenants. If, whether during or after the Participant’s Service, the Participant breaches any provision of Section 6, all of the Participant’s RSUs, whether vested and unvested, shall terminate in their entirety upon such breach.

6.	Restrictive Covenants.

6.1            Definitions. With the exception of Section 6.3, for purposes of this Section 6, references to “Company” shall mean the Company and its Affiliates. For purposes of the RSU Agreement, the following terms shall have the following meanings:

(a)            “Business” means those activities, products, and services that are the same as or similar to the activities conducted, and products and services offered and/or provided, by the Company (for purposes of the post-termination portion of the Restricted Period, during the last two (2) years, or shorter period, of the Participant’s employment or service with the Company), as evidenced by the books and records of the Company.

(b)            “Company Personnel” means any employee, consultant, agent or representative, or independent contractor of the Company.

(c)            “Confidential Information” means (i) information of the Company or its Affiliates, to the extent not considered a Trade Secret under applicable law, that (A) relates to the business of the Company or its Affiliates, (B) was made known to the Participant as a consequence of the Participant’s relationship with the Company, and (C) is not generally known to the Company’s competitors, and (ii) information of any third party provided to the Company which the Company is obligated to treat as confidential, including, but not limited to, information provided to the Company by its licensors, suppliers, or customers. Confidential Information includes, but is not limited to, (i) methods of operation, (ii) price lists, (iii) financial information and projections, (iv) personnel data, (v) future business plans, (vi) the composition, description, schematic or design of products, future products or equipment of the Company or any third party, (vii) work product, (viii) advertising or marketing plans, and (ix) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, the names of Customers and Prospective Customers, Customer and Prospective Customer lists compiled by the Company, and Customer and Prospective Customer information compiled by the Company. Confidential Information shall not include any information that (x) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (y) has been independently developed and disclosed by others without violating the RSU Agreement or the legal rights of any party, or (z) otherwise enters the public domain through lawful means.

(d)            “Customer” means any person or entity to which the Company has sold its products or services.

(e)            “Material Interaction” means any interaction with any Company Personnel which relates or related, directly or indirectly, to the performance of the Participant’s duties or the Company Personnel’s duties for the Company (for purposes of the post-termination portion of the Restricted Period, during the last two (2) years, or shorter period, of the Participant’s employment or service with the Company).

(f)            “Prospective Customer” means any person or entity to which the Company has solicited to purchase the Company’s products or services.

(g)            “Restricted Period” means during the Participant’s employment or service with the Company and for a period of one (1) year after the termination of the Participant’s employment or service with the Company for any reason.

(h)            “Trade Secrets” means information of the Company, and its licensors, suppliers, clients, and customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual customers, clients, licensors, or suppliers, or a list of potential customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

6.2            Nondisclosure of Confidential Information.

(a)            Restrictions on Use and Disclosure. Except as necessary in connection with the Participant’s employment with or authorized service to the Company or as otherwise provided in Section 6.6, the Participant agrees to hold in confidence all Confidential Information and Trade Secrets and shall not, directly or indirectly, (i) use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, or transfer in any way the Trade Secrets or the Confidential Information, except as authorized in writing by the Company; or (ii) upon the termination of the Participant’s employment or service for any reason, (y) retain any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form) that are in the Participant’s possession or control, or (z) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company’s prior written consent. The Participant’s obligations under the RSU Agreement are in addition to any other obligations the Participant may have to protect Confidential Information and/or Trade Secrets, and such obligations will continue throughout the period of the Participant’s employment or service with the Company and for five (5) years thereafter or, if longer, so long as the information in question remains Confidential Information or Trade Secrets under applicable law.

(b)            Notice to Company. In the event the Participant is required pursuant to a valid legal, governmental, or investigatory proceeding or process to disclose any Confidential Information, the Participant agrees to promptly notify the Company in writing prior to disclosing any such Confidential Information (unless such notice would be prohibited by law) so that the Company may seek a protective order or other appropriate remedy (at the sole cost of the Company). The Participant agrees to cooperate in good faith with the Company’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to such information. If, in the absence of a protective order, the Participant is, in the opinion of the Participant’s legal counsel, compelled pursuant to applicable law to disclose such information, the Participant agrees to disclose only the part of such information as is required by law to be disclosed (in which case, prior to such disclosure, the Participant will use reasonable best efforts to advise and consult with the Company and its legal counsel as to such disclosure and the nature and wording of such disclosure), and the Participant will use reasonable best efforts to obtain confidential treatment of any such information so disclosed (at the sole cost of the Company).

(c)            Former Employer Information. During the Participant’s employment or service with the Company, the Participant will not use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, or transfer in any way any confidential information or trade secrets of any former employer or other third party, or any works of authorship developed, in whole or in part, by the Participant during any former employment or for any other third party, unless authorized in writing by such former employer or third party.

(d)            Return of Property. The Participant further agrees that, upon termination of employment or service with the Company for any reason whatsoever or upon the Company’s request at any time, the Participant will deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Participant’s possession or control, relating in any way to the Company’s Business or containing any Confidential Information or Trade Secrets of the Company, which at all times shall be the property of the Company.

6.3            Non-Solicit. During the Restricted Period, the Participant will not, directly or indirectly, individually, or on behalf of any person or entity other than the Company: (a) hire or solicit, recruit, or induce any Company Personnel to terminate his or her employment or other relationship with the Company, work for any other person or entity engaged in the Business, or in any other way adversely interfere with or negatively impact the relationship between the Company and any Company Personnel; provided, however, that the foregoing restriction shall apply only to Company Personnel (i) with whom the Participant had Material Interaction, or (ii) the Participant, directly or indirectly, supervised; (b) solicit any vendor or supplier of the Company or, for the purpose of selling or providing any products or services competitive with the Business, any Customer of the Company, or in any other way adversely interfere with or negatively impact the relationship between the Company and any Customer, vendor or supplier; provided, however, that the foregoing restriction shall apply only to those Customers (i) with whom or which the Participant dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by the Participant, (iii) about whom the Participant obtained Confidential Information in the ordinary course of business as a result of the Participant’s association with the Company, or (iv) who receive products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for the Participant within two (2) years prior to the date of the Participant’s termination; or (c) solicit any prospective vendor or supplier of the Company or, for the purpose of selling or providing any products or services competitive with the Business, any Prospective Customer of the Company, or in any other way adversely interfere with or negatively impact the relationship between the Company and any Prospective Customer, or prospective vendor or supplier; provided, however, that the foregoing restriction shall apply only to those Prospective Customers (i) with whom or which the Participant dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by the Participant, or (iii) about whom the Participant obtained Confidential Information in the ordinary course of business as a result of the Participant’s association with the Company.

6.4            Enforcement.

(a)            Injunctive Relief. If the Participant breaches or threatens to breach any portion of the RSU Agreement, the Participant agrees that the Company would suffer irreparable harm and it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company. Accordingly, the Participant agrees that in addition to any other rights and remedies available at law or in equity, the Company will be entitled to specific performance and injunctive and other equitable relief to enforce or prevent any breach of any of the restrictive covenants contained in the RSU Agreement, and the Participant shall waive and shall not (i) assert any defense that the Company has an adequate remedy at law with respect to the breach, (ii) require that the Company submit proof of the economic value of any Trade Secret or Confidential Information, or (iii) require the Company to post a bond or any other security. Nothing contained in the RSU Agreement or the RSU Agreement shall limit the Company’s right to any other remedies at law or in equity. The Company’s failure to enforce any provision of the RSU Agreement shall not act as a waiver of that or any other provision. The Company’s waiver of any breach of the RSU Agreement shall not act as a waiver of any other breach. Further, the Company and the Participant agree that the existence of any claim or cause of action by the Participant against the Company, whether predicated on the RSU Agreement or otherwise, regardless of fault and regardless of any claims that either the Participant or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of any of the covenants set forth in the RSU Agreement.

(b)            Tolling. In the event the enforceability of any of the restrictive covenants in the RSU Agreement shall be challenged in a claim or counterclaim in court during the time periods set forth in the RSU Agreement for such restrictive covenants, and the Participant is not immediately enjoined from breaching any of the restrictive covenants herein, then if a court of competent jurisdiction later finds that the challenged protective covenant is enforceable, the time periods set forth in the challenged restrictive covenant(s) shall be deemed tolled upon the filing of the claim or counterclaim in court seeking or challenging the enforceability of the RSU Agreement until the dispute is finally resolved and all periods of appeal have expired; provided, however, that, to the extent the Participant complies with such restrictive covenant(s) during such challenge, the time periods set forth in the challenged restrictive covenant(s) shall not be deemed tolled

(c)            Indemnification. Each of the Company’s Affiliates will have the right to enforce each obligation that the Participant has to it under the terms of the RSU Agreement. The Participant further agrees to indemnify, release and hold harmless the Company and its Affiliates from and against any and all losses or liability incurred or suffered by the Company or any of its Affiliates arising from a breach of the representations, warranties, covenants or agreements contained in the RSU Agreement.

6.5            Permitted Disclosures and Uses.

(a)            Protected Rights. Notwithstanding any other provision of the RSU Agreement, nothing contained herein limits the Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), and the Participant is not prohibited from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any Government Agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Participant reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company, and for purposes of clarity, the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. The Participant is not required to obtain the approval of, or give notice to, the Company or any of its representatives to take any action permitted under the RSU Agreement.

(b)            Defend Trade Secrets Act. The Participant is hereby notified that pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)(1)) (the “DTSA”), no individual shall be held criminally or civilly liable under federal or state law for the disclosure of a trade secret that: (i) is made (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (z) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

6.6            Acknowledgments. The Participant acknowledges and agrees that: (a) the Participant has been advised of the Participant’s right to consult with an attorney of the Participant’s choosing, the Participant has carefully read and fully understands all of the terms of the RSU Agreement, and the Participant has executed the RSU Agreement free from coercion, duress or undue influence; (b) the restrictions contained in the RSU Agreement are reasonable and necessary to protect the legitimate business interests of the Company, and they will not impair or infringe upon the Participant’s right to work or earn a living when the Participant’s employment or service with the Company ends for any reason; (c) the RSUs granted by the Company is not illusory and gives rise to the Company’s interest in restraining and prohibiting the Participant from engaging in the activities described in the RSU Agreement; and (d) accepting the award of RSUs is entirely voluntarily and not a condition of employment or service or continued employment or service with the Company.

7.	Effect of Change in Control.

In the event of a Change in Control, the RSUs shall be subject to and treated as set forth in Section 13 of the Plan, except as otherwise provided in the Grant Notice.

8.	Adjustments for Changes in Capital Structure.

The RSUs shall be subject to and adjusted, as set forth in Section 4.3 of the Plan.

9.	Rights as a Stockholder, Director, Employee or Consultant; Dividend Equivalents.

9.1            No Shareholder Rights. The Participant shall have no rights as a stockholder with respect to any shares covered by the RSUs until the date of the issuance of the shares on settlement of the RSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Sections 8 and 9.2. The Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this RSU Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

9.2            Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to the RSU Agreement that have not been settled, the Company will record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on the date on which such RSUs are settled in accordance with Section 3.2 (the “Dividend Equivalents”). If the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of the RSU Agreement, then the Participant will also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

10.	Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this RSU Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the RSU in the possession of the Participant in order to carry out the provisions of this Section.

11.	Miscellaneous Provisions.

11.1          Termination or Amendment. The Committee may terminate or amend the Plan or the RSUs at any time; provided, however, that except as provided in Section 7 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the RSUs without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, to adjust awards pursuant to Section 4.3 of the Plan or as otherwise provided in the Plan. No amendment or addition to this RSU Agreement shall be effective unless in writing.

11.2           Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this RSU Agreement.

11.3          Binding Effect. This RSU Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

11.4           Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this RSU Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)            Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this RSU Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

(b)            Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 11.4(a) of this RSU Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 11.4(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.4(a).

11.5          Section 409A. It is the Committee’s and the Company’s intent that payments under this RSU Agreement and Grant Notice shall be exempt from, or comply with, Section 409A of the Code (“Section 409A”) to the extent applicable, and that this RSU Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this RSU Agreement or the Grant Notice, to the extent that any payment or benefit under this RSU Agreement is determined by the Committee to constitute “nonqualified deferred compensation” subject to Section 409A and is payable to the Participant by reason of termination of the Participant’s Service, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service,” as defined for purposes of Section 409A under applicable regulations, from the Company and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Committee), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service from the Company (or the Participant’s earlier death). Each payment under this RSU Agreement shall be treated as a separate payment under Section 409A. The Participant will not make any claim against the Committee, the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the RSUs.

11.6          Recovery of Compensation. Notwithstanding anything to the contrary in this RSU Agreement, the Stock issued under this RSU Agreement and all amounts that may be received by the Participant in connection with any disposition of any such Stock shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in accordance with Section 18.2 of the Plan.

11.7          Integrated Agreement. The Grant Notice, this RSU Agreement and the Plan if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the RSU Agreement and the Plan shall survive any settlement of the RSUs and shall remain in full force and effect.

11.8          Applicable Law. This RSU Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

11.9          Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.